Exhibit 99.1

PETRON ENERGY SPECIAL CORP.
(Formerly Petron Energy II, Inc.)                                                                Page

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders of
 Petron Energy Special Corp.
(Formerly Petron Energy II, Inc.)
 Dallas, TX 75252

We have audited the accompanying consolidated balance sheets of Petron Energy Special Corp. (a Nevada corporation) and subsidiaries as of December 31, 2010 and 2009, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Petron Energy Special Corp. and subsidiaries as of December 31, 2010 and 2009 and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company’s significant operating losses since inception raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

KWCO, P.C.
Odessa, TX 79762
December 6, 2011

PETRON ENERGY SPECIAL CORP.
(Formerly Petron Energy II, Inc.)
CONSOLIDATED BALANCE SHEETS

	December 31,
	2010	2009

ASSETS
Current Assets

Cash	$88,742	$55,231
Accounts Receivable-oil & gas sales	14,664	38,101
Total Current Assets	103,406	93,332

Investment in Pipeline, net of accumulated depreciation of $113,422
and $60,000, respectively	874,578	840,000
Producing Oil & Gas Properties, net of accumulated depletion of
$591,695 and $568,023, respectively	860,628	797,272
Other Depreciable Equipment, net of accumulated depreciation of
$17,618 and $9,292, respectively	50,214	41,665
Other Assets	5,000	5,000

TOTAL ASSETS	$1,893,826	$1,777,269

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities

Accounts Payable-Trade	$20,923	$19,459
Accounts Payable-Related Party	2,967	12,853
Accrued Liabilities	38,822	407,737
Notes Payable	-	1,964,721
Total Current Liabilities	62,712	2,404,770

Stockholders' Equity (Deficit)
Preferred Stock, $0.01 par value, 10,000,000 shares authorized,
none issued and outstanding	-	-
Series A Preferred Stock, $0.01 par value, 20,000,000 shares authorized,
11,793,794 and 10,137,737 issued and outstanding, respectively	117,940	101,377
Common Stock, $0.01 par value, 500,000,000 shares authorized,
48,501,823 and 41,557,284 issued and outstanding, respectively	485,018	415,573
Additional Paid-In Capital	9,594,700	5,679,928
Accumulated (Deficit)	(8,366,544)	(6,824,379)
Total Stockholders' Equity (Deficit)	1,831,114	(627,501)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY DEFICIT	$1,893,826	$1,777,269

The accompanying notes are an integral part to these consolidated financial statements.

PETRON ENERGY SPECIAL CORP.
(Formerly Petron Energy II, Inc.)
CONSOLIDATED STATEMENT OF OPERATIONS

	Years Ended December 31,
	2010	2009

Revenues

Oil & Gas Sales	$203,904	$297,060
Pipeline Revenue	32,148	25,422
Total Revenue	236,052	322,482

Costs and Expenses

Cost of Revenue	266,599	404,366
Depletion, Depreciation and Amortization	85,420	73,345
General and Adminstrative	916,759	2,571,692
Interest Expense	496,733	513,604
Total Expenses	1,765,511	3,563,007

Loss from Operations Before Income Taxes	(1,529,459)	(3,240,525)

Income Tax Benefit	-	-

Net Loss	(1,529,459)	(3,240,525)

Preferred Stock Dividends	(12,706)	(11,907)

Net Loss Available to Common Stockholders	$(1,542,165)	$(3,252,432)

Loss per share--basic and diluted	$(0.036)	$(0.078)

Weighted average number of shares-basic and diluted	42,722,723	41,286,721

The accompanying notes are an integral part to these consolidated financial statements.

PETRON ENERGY SPECIAL CORP.
(Formerly Petron Energy II, Inc.)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)
Years Ended December 31, 2010 and 2009

	Preferred Stock		Common Stock		Additional
	Number		Number		Paid-in	Accumulated
	of Shares	Amount	of Shares	Amount	Capital	Deficit	Total

Balance December 31, 2008	8,501,234	$85,012	41,026,302	$410,263	$4,571,212	$(3,572,757)	$1,493,730

Preferred Stock Sales	953,334	9,533			519,417		528,950
Preferred Stock Issued for Services	683,169	6,832			380,369		387,201
Common Stock Sales			388,125	3,881	151,369		155,250
Common Stock Issued for Services			142,857	1,429	57,561		58,990
Net Loss						(3,240,525)	(3,240,525)
Preferred Stock Dividends						(11,097)	(11,097)
Balance December 31, 2009	10,137,737	101,377	41,557,284	415,573	5,679,928	(6,824,379)	(627,501)

Preferred Stock Sales	1,321,666	13,217			777,283		790,500
Preferred Stock Issued for Services	334,571	3,346			193,616		196,962
Common Stock Sales			551,000	5,510	255,040		260,550
Common Stock Issued for Services			20,300	203	10,132		10,335
Conversion of Note Payable to Common Stock			6,373,239	63,732	2,678,701		2,742,433
Net Loss						(1,529,459)	(1,529,459)
Preferred Stock Dividends						(12,706)	(12,706)
Balance December 31, 2010	11,793,974	$117,940	48,501,823	$485,018	$9,594,700	$(8,366,544)	$1,831,114

 The accompanying notes are an integral part to these consolidated financial statements.

PETRON ENERGY SPECIAL CORP.
(Formerly Petron Energy II, Inc.)
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2010	2009

OPERATING ACTIVITIES
Net Loss	$(1,529,459)	$(3,240,525)
Adjustments to reconcile net loss to
cash used by operating activitites:
Depletion and depreciation	85,420	73,345
Preferred stock issued for services	196,962	387,201
Common stock issued for services	10,335	58,990
Related party charges	-	1,464,721
Change in other asset and liabilities:
Oil & gas receivables	23,437	(31,183)
Accounts payable	(8,422)	7,994
Accrued liabilities	408,796	395,921
Cash used in operating activities	(812,931)	(883,536)

INVESTING ACTIVITIES
Investment in oil & gas properties	(87,028)	(345,761)
Proceeds from sale of oil & gas property	-	70,000
Pipeline investment	(88,000)	-
Purchase of other equipment	(16,875)	(44,007)
Cash used in investing activities	(191,903)	(319,768)

FINANCING ACTIVITIES
Proceeds from sales of preferred stock	790,500	528,950
Proceeds from sales of common stock	260,550	155,250
Proceeds from notes payable	-	500,000
Dividends paid	(12,706)	(11,097)
Cash from financing activities	1,038,344	1,173,103
(Decrease) Increase in cash	33,511	(30,201)
Cash at beginning of year	55,231	85,432

Cash at end of year	$88,742	$55,231

Supplemental Disclosure of Cash Flow Information
Cash paid during the period for:
Interest	$80,125	$152,500
Income Taxes	$-	$-

Non Cash Investing and Financing Activities
Related party receivable	$-	$1,464,721
Note payable	1,964,721	(1,464,721)
Accrued liabilities	777,712	-
Common stock	(63,732)	-
Additional paid-capital	(2,678,701)	-
	$-	$-

The accompanying notes are an integral part to these consolidated financial statements.

PETRON ENERGY SPECIAL CORP.
(Formerly Petron Energy II, Inc.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010 and 2009

1. INCORPORATION AND NATURE OF OPERATIONS

Petron Energy Special Corp.  (“Petron” or the “Company”) was incorporated in June 2007 under the laws of the State of Texas and, on April 2011, was reincorporated in the state of Nevada. On August 25, 2011, the Company changed its name from Petron Energy II, Inc. to Petron Energy Special Corp.

The Company is engaged primarily in the acquisition, development, production, exploration for and the sale of oil, gas and gas liquids in the state of Oklahoma.  In addition, the Company operates two gas gathering systems located in Tulsa, Wagoner, Rogers and Mayes counties of Oklahoma.  The pipeline consists of approximately 132 miles of steel and poly pipe, a gas processing plant and other ancillary equipment.  The Company sells its oil and gas products primarily to a domestic pipeline and to another oil company.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries:

Subsidiary Name                                                               Organization Date
Petron Energy II, Pipeline, Inc.                                       April 2008
Petron Energy II Well Service, Inc.                                July 2008
Petron Energy LLP                                                            June 2007

The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles of the United States.  All intercompany transactions and account balances have been eliminated in consolidation.

Going concern uncertainty

These financial statements have been prepared in accordance with accounting principles generally accepted in the United States applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company has incurred a net loss of $1,529,459 for the year ended December 31, 2010 (2009 - $3,240,525) and at December 31, 2010 had an accumulated deficit of $8,366,544 (2009 – $6,824,379). While the Company has recognized significant revenues from operations, the revenues generated are not sufficient to sustain operations.   The Company does not have sufficient funds to acquire new business assets or maintain its existing operations at this time.  Management’s plan is to raise equity and/or debt financing as required but there is no certainty that such financing will be available or that it will be available at acceptable terms. The outcome of these matters cannot be predicted at this time.

These financial statements do not include any adjustments to reflect the future effects on the recoverability and classification of assets or the amounts and classification of liabilities that might result from the outcome of this uncertainty.

Accounting estimates

The preparation of financial statements in conformity with generally accepted accounting principles of the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates and assumptions.

PETRON ENERGY SPECIAL CORP.
(Formerly Petron Energy II, Inc.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010 and 2009

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES-continued

Cash and cash equivalents

Cash equivalents comprise certain highly liquid instruments with a maturity of three months or less when purchased. As of December 31, 2010 there were no cash equivalents.

Oil and gas properties

The Company utilizes the full cost method to account for its investment in oil and gas properties. Accordingly, all costs associated with acquisition, exploration and development of oil and gas reserves, including such costs as leasehold acquisition costs, capitalized interest costs relating to unproved properties, geological expenditures, tangible and intangible development costs including direct internal costs are capitalized to the full cost pool. When the Company obtains proven oil and gas reserves, capitalized costs, including estimated future costs to develop the reserves and estimated abandonment costs, net of salvage, will be depleted on the units-of-production method using estimates of proved reserves.

Investments in unproved properties are not depleted pending determination of the existence of proved reserves. Unproved properties are assessed periodically to ascertain whether impairment has occurred. Unproved properties whose costs are individually significant are assessed individually by considering the primary lease terms of the properties, the holding period of the properties, and geographic and geologic data obtained relating to the properties. Where it is not practicable to assess individually the amount of impairment of properties for which costs are not individually significant, such properties are grouped for purposes of assessing impairment. The amount of impairment assessed is added to the costs to be amortized, or is reported as a period expense, as appropriate.

Pursuant to full cost accounting rules, the Company must perform a ceiling test periodically on its proved oil and gas assets. The ceiling test provides that capitalized costs less related accumulated depletion and deferred income taxes for each cost center may not exceed the sum of (1) the present value of future net revenue from estimated production of proved oil and gas reserves using current prices, excluding the future cash outflows associated with settling asset retirement obligations that have been accrued on the balance sheet, at a discount factor of 10%; plus (2) the cost of properties not being amortized, if any; plus (3) the lower of cost or estimated fair value of unproved properties included in the costs being amortized, if any; less (4) income tax effects related to differences in the book and tax basis of oil and gas properties. Should the net capitalized costs for a cost center exceed the sum of the components noted above, an impairment charge would be recognized to the extent of the excess capitalized costs.

Sales of proved and unproved properties are accounted for as adjustments of capitalized costs with no gain or loss recognized, unless such adjustments would significantly alter the relationship between capitalized costs and proved reserves of oil and gas, in which case the gain or loss is recognized in the statement of operations.

Exploration activities conducted jointly with others are reflected at the Company’s proportionate interest in such activities.

Cost related to site restoration programs are accrued over the life of the project.

Pipeline and Equipment

Depreciation is based on the estimated useful lives of the assets and is computed using the straight line method.  Pipeline, trucks and equipment are recorded at cost. Depreciation is provided using the following useful lives:

Pipeline                                           15 years
Trucks and equipment                 5—15 years

PETRON ENERGY SPECIAL CORP.
(Formerly Petron Energy II, Inc.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010 and 2009

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES-continued

Stock-based compensation

The Company adopted SFAS No. 123(revised) (ASC 718 and ASC 505), “Share-Based Payment”, to account for its stock options and similar equity instruments issued. Accordingly, compensation costs attributable to stock options or similar equity instruments granted are measured at the fair value at the grant date, and expensed over the expected vesting period. SFAS No. 123(revised) (ASC 718 and ASC 505) requires excess tax benefits be reported as a financing cash inflow rather than as a reduction of taxes paid. No stock options have been issued by the Company.

Earnings (loss) per share

Basic earnings (loss) per share are computed using the weighted average number of shares outstanding during the period. The treasury stock method is used to determine the diluted effect of stock options and warrants. Diluted loss per share is equal to the basic loss per share for the years ended December 31, 2010 and 2009 because common stock equivalents consisting of stock purchase warrants of 518,042 and 1,032,496 that were outstanding at December 31, 2010 and 2009, respectively, were anti-dilutive.

Income taxes

The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in the Company’s financial statements or tax returns using the liability method. Under this method, deferred tax liabilities and assets are determined based on the temporary differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect in the year in which the differences are expected to reverse.

Long-Lived Assets Impairment

Long-term assets of the Company are reviewed for impairment when circumstances indicate the carrying value may not be recoverable in accordance with the guidance established in Statement of Financial Accounting Standards No. 144 (SFAS 144) (ASC 360), Accounting for the impairment or Disposal of Long-Lived Assets. For assets that are to be held and used, an impairment loss is recognized when the estimated undiscounted cash flows associated with the asset or group of assets is less than their carrying value. If impairment exists, an adjustment is made to write the asset down to its fair value. Fair values are determined based on discounted cash flows or internal and external appraisals, as applicable. Assets to be disposed of are carried at the lower of carrying value or estimated net realizable value.

Asset Retirement Obligations

The Company accounts for asset retirement obligations in accordance with the provisions of SFAS 143 (ASC 410) “Accounting for Asset Retirement Obligations”. SFAS 143 (ASC 410) requires the Company to record the fair value of an asset retirement obligation as a liability in the period in which it incurs a legal obligation associated with the retirement of tangible long-lived assets that result from the acquisition, construction, development and/or normal use of the assets.

PETRON ENERGY SPECIAL CORP.
(Formerly Petron Energy II, Inc.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010 and 2009

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES-continued

Concentration of Credit Risk

The Company has financial instruments that are exposed to concentrations of credit risk and consist primarily of cash and trade accounts receivable.  The Company routinely maintains cash and temporary cash investments at certain financial institutions in amounts substantially in excess of Federal Deposit Insurance Corporation (“FDIC”) insurance limits.  Management believes that these financial institutions are of high quality and the risk of loss is minimal.  At December 31, 2010 the Company had no cash balances in excess of FDIC limits.

Financial Instruments

The carrying amount of financial instruments including cash, accounts receivable, accounts payable and accrued liabilities approximate fair value, unless otherwise stated as of December 31, 2010 and 2009.  The carrying amount of short-term debt approximates market value due to the use of market interest rates as of December 31, 2009.

Fair value estimates of financial instruments are made at the period end based on relevant information about financial markets and specific financial instruments.  Because these estimates are subjective in nature, involving uncertainties and matters of significant judgment, they cannot be determined with precision.  Changes in assumptions can significantly affect estimated fair value.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur.  Company management and legal counsel assess such contingent liabilities which inherently involves an exercise of judgment.  In assessing loss contingencies related to legal proceedings that are pending against the Company, or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If management determines that it is probable that a material loss has been incurred and the amount of the liability can be estimated, the estimated liability is accrued in the Company’s financial statements.  If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, is disclosed.

The Company amended its operating lease for its administrative office in Dallas, Texas on May 10, 2011. The lease will expire on April 30, 2014. The following sets forth the future minimum lease payments by year:

Year	Total
2011	$37,928
2012	38,872
2013	39,904
2014	13,416
Total	$130,120

Total rental expense was approximately $61,259 and $82,586 for years ended December 31, 2010 and 2009, respectively.

PETRON ENERGY SPECIAL CORP.
(Formerly Petron Energy II, Inc.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010 and 2009

3. PRODUCING OIL AND GAS PROPERTIES

The following summarizes the investment in producing oil & gas properties as of December 31, 2010 and 2009:

	2010	2009
Leasehold Cost	$699,273	$666,773
Development Cost	270,072	269,622
Tangible Equipment	482,978	428,900
	1,452,323	1,365,295

Accumulated Depletion	(591,695)	(568,023)

Net Investment	$860,628	$797,272

Depletion expense for the year ended December 31, 2010 and 2009 was $23,672 and $54,053, respectively.

4. PIPELINE AND OTHER DEPRECIABLE EQUIPMENT

		Accumulated
	Cost	Depreciation	Net
2010
Pipeline	$988,000	$113,422	$874,578
Other depreciable equipment: Equipment	56,232	13,140	43,092
Trucks and trailers	11,600	4,478	7,122
Total other fixed assets	67,832	17,618	50,214

2009 Pipeline	$900,000	$60,000	$840,000
Other depreciable equipment: Equipment	40,857	7,110	33,747
Trucks and trailers	10,100	2,182	7,918
Total other fixed assets	50,957	9,292	41,665

Depreciation expenses for the years ended December 31, 2010 and 2009 was $61,748 and $19,292, respectively.

5. RELATED PARTY TRANSACTIONS

Petron Energy, Inc. is a company controlled by the Company’s majority shareholder.  In 2009, the Company assumed four (4) Petron Energy, Inc. notes payables totaling $1,464,721 and received cash aggregating $233,238.  In 2010, the Company paid Petron Energy, Inc. $196,575.  These amounts have been reflected in the accompanying consolidated financial statement as charges from a related party and are included in general and administrative expenses for the respective years.

PETRON ENERGY SPECIAL CORP.
(Formerly Petron Energy II, Inc.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010 and 2009

6. RECENT ACCOUNTING PRONOUNCEMENTS

The FASB established the FASB Accounting Standards Codification (“Codification”) as the source of authoritative U.S. generally accepted accounting principles (“GAAP”) recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements issued for interim and annual periods ending after September 15, 2009. The codification has changed the manner in which U.S. GAAP guidance is referenced, but did not have an impact on the consolidated financial position, results of operations or cash flows of the Company

In January 2010, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2010-06, “Fair Value Measurements and Disclosures (Topic 820) — Improving Disclosures about Fair Value Measurements.” This ASU requires some new disclosures and clarifies some existing disclosure requirements about fair value measurement as set forth in Accounting Standards Codification (“ASC”) 820. ASU 2010-06 amends ASC 820 to now require: (1) a reporting entity should disclose separately the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and describe the reasons for the transfers; and (2) in the reconciliation for fair value measurements using significant unobservable inputs, a reporting entity should present separately information about purchases, sales, issuances, and settlements. In addition, ASU 2010-06 clarifies the requirements of existing disclosures. ASU 2010-06 is effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. Early application is permitted. The Company will comply with the additional disclosures required by this guidance upon its adoption in January 2010.

Also in January 2010, the FASB issued Accounting Standards Update No. 2010-03, “Extractive Activities—Oil and Gas—Oil and Gas Reserve Estimation and Disclosures.” This ASU amends the “Extractive Industries—Oil and Gas” Topic of the Codification to align the oil and gas reserve estimation and disclosure requirements in this Topic with the SEC’s Release No. 33-8995, “Modernization of Oil and Gas Reporting Requirements (Final Rule),” discussed below. The amendments are effective for annual reporting periods ending on or after December 31, 2009, and the adoption of these provisions on December 31, 2009 did not have a material impact on our consolidated financial statements.

On December 31, 2008, the Securities and Exchange Commission, referred to in this report as the SEC, issued Release No. 33-8995, “Modernization of Oil and Gas Reporting Requirements (Final Rule),” which revises the disclosures required by oil and gas companies. The SEC disclosure requirements for oil and gas companies have been updated to include expanded disclosure for oil and gas activities, and certain definitions have also been changed that will impact the determination of oil and gas reserve quantities. The provisions of this final rule are effective for registration statements filed on or after January 1, 2010, and for annual reports for fiscal years ending on or after December 31, 2009.

In August 2009, the FASB issued ASU No. 2009-05, “Fair Value Measurements and Disclosures (Topic 820) —Measuring Liabilities at Fair Value,” related to fair value measurement of liabilities. This update provides clarification that in circumstances in which a quoted price in an active market for an identical liability is not available, a reporting entity is required to measure fair value using one or more valuation techniques. This guidance is effective for the first reporting period beginning after issuance.

In June 2009, the FASB issued guidance under ASC 105, “Generally Accepted Accounting Principles.” This guidance established a new hierarchy of GAAP sources for non-governmental entities under the FASB Accounting Standards Codification. The Codification is the sole source for authoritative U.S. GAAP and supersedes all accounting standards in U.S. GAAP, except for those issued by the SEC. The guidance was effective for financial statements issued for reporting periods ending after September 15, 2009. The adoption had no impact on the Company’s financial position, cash flows or results of operations.

PETRON ENERGY SPECIAL CORP.
(Formerly Petron Energy II, Inc.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010 and 2009

6. RECENT ACCOUNTING PRONOUNCEMENTS-continued

In May 2009, the FASB issued guidance under ASC 855 “Subsequent Events,” which sets forth: (1) the period after the balance sheet date during which management of reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, (2) the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements and (3) the disclosures that an entity should make about events or transactions that occurred after the balance sheet date. The guidance was effective on a prospective basis for interim or annual financial periods ending after June 15, 2009.

In April 2009, the FASB updated its guidance under ASC 820, “Fair Value Measurements and Disclosures,” related to estimating fair value when the volume and level of activity for an asset or liability have significantly decreased and identifying circumstances that indicate a transaction is not orderly. The guidance was effective for interim and annual reporting periods ending after June 15, 2009 with early adoption permitted for periods ending after March 15, 2009. The adoption of this guidance did not have any impact on the Company’s results of operations. Also in April 2009, the FASB updated its guidance under ASC 825, “Financial Instruments,” which requires disclosures about fair value of financial instruments for interim reporting periods of publicly traded companies as well as in annual financial statements. This guidance also requires those disclosures in summarized financial information at interim reporting periods. The guidance was effective for interim reporting periods ending after June 15, 2009 with early adoption permitted for periods ending after March 15, 2009.

7. INCOME TAXES

The Company uses the liability method in accounting for income taxes. Deferred income tax assets and liabilities are determined based upon differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

The potential benefit of net operating loss carry forwards has not been recognized in the accompanying consolidated financial statements since the Company cannot be assured that it is more likely than not that such benefit will be utilized in future years.

The Company is subject to United States federal and state income taxes at an approximate rate of 34%. The reconciliation of the provision for income taxes at the United States federal statutory rate compared to the Company’s income tax expense as reported is as follows:

	Year Ended	Year Ended
	December 31,	December 31,
	2010	2009
Net Loss	$1,529,459	$3,240,525
Income tax rate	34%	34%
Income tax recovery	520,016	1,101,779
Permanent differences	(280,683)	(707,429)
Valuation allowance change	(239,333)	(394,350)
Deferred income tax (recovery)	$—	$—

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

Future income taxes arise from temporary differences in the recognition of income and expenses for financial reporting and tax purposes. The significant components of future income tax assets and liabilities at December 31, 2010 and 2009 are as follows:

PETRON ENERGY SPECIAL CORP.
(Formerly Petron Energy II, Inc.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010 and 2009

7. INCOME TAXES-continued

	2010	2009
Net operating loss carryforwards	$1,317,971	$1,046,699
Depletion and depreciation	(199,858)	(167,919)

Net deferred tax assets	1,118,113	878,780
Valuation allowance	(1,118,113)	(878,780)
Deferred tax asset (liability)	$—	$—

The Company has recognized a valuation allowance for the deferred tax assets for which it is more likely than not that the realization will not occur. The valuation allowance is reviewed periodically. When circumstance change and this causes a change in management's judgment about the realizeability of deferred tax assets, the impact of the change on the valuation allowance is generally reflected in current income.

The net operating loss carryforwards for income tax purposes are approximately $3,876,000 and will begin to expire in 2024. The Company nor any of its subsidiaries have ever been the subject of an examination by the Internal Revenue Service.

Pursuant to Section 382 of the Internal Revenue Code, use of the Company’s net operating loss carryforwards may be limited if the Company experiences a cumulative change in ownership of greater than 50% in a moving three year period. Ownership changes could impact the Company’s ability to utilize net operating losses and credit carryforwards remaining at the ownership change date. The limitation would be determined by the fair market value of common stock outstanding prior to the ownership change, multiplied by the applicable federal rate.

8. NOTES PAYABLE
The following summarizes the outstanding notes payable at December 31, 2009:

Description	Amount
0% Note payable, to an individual due July 1, 2010
secured by oil & gas wells	$100,000
0% Note payable, to an individual due July 1, 2010
secured by oil & gas wells	278,150
0% Note payable, to an individual due May 1, 2010
secured by oil & gas wells	396,628
10% Note payable, to an individual due May 1, 2010
secured by oil & gas wells	100,000
0% Note payable, to an individual due May 1, 2010
secured by oil & gas wells	100,000
0% Note payable, to an individual due May 1, 2010
secured by oil & gas wells	105,493
10% Note payable, to an individual due March 1, 2012
secured by oil & gas wells	384,000
10% Note payable, to an individual due March 1, 2012
secured by oil & gas wells and pipeline	500,000
$1,964,271

PETRON ENERGY SPECIAL CORP.
(Formerly Petron Energy II, Inc.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010 and 2009

8. NOTES PAYABLE-continued

On August 1, 2010 the notes payable plus accrued interest of $777,712 were converted to 6,373,239 shares of the Company’s common stock.  The fair value of the common stock issued in settlement of the notes payable exceeded the face value of the notes.  The fair value of the common shares issued was determined to be $0.43 which represented the weighted average sales price of the common stock for the period January 1, 2008 to December 31, 2010.  The excess of the fair value of the common shares over the face value of the notes payable was considered additional interest and accrued as interest over the period the notes were outstanding using the interest method.  The following summarizes the interest expense for the years ended December 31, 2010 and 2009:

	2010	2009	Total
Excess Fair Value Accrued	$416,608	$361,104	$777,712

Cash Payments-Interest	80,125	152,500	232,625

Total Interest Expense	$496,733	$513,604	$1,010,337

9. STOCKHOLDERS’ EQUITY

Preferred Stock

The articles of incorporation of the Company authorizes the issuance of 30,000,000 shares of  $0.01 par value preferred stock.  The Board of Directors is authorized, from time to time, to divide the preferred shares into “Series” and to fix and determine separately for each Series any or all of the relative rights and preferences.

In 2007 and subsequent years, the Board authorized an aggregated total of 20,000,000 shares of Series A preferred stock. The terms of the Series A Preferred Stock include the following:

•	6% dividend on all Series A preferred shares sold for cash for a period of one year from date of issuance.

•	Convertible into two shares of the Company’s $0.01 par value common stock at the option of the holder or at such time as the common stock becomes publicly traded.

•
At the time of the purchase of the preferred shares, a common stock purchase warrant was issued which entitled the purchaser to purchase one share of the Company’s common stock for each two shares of preferred stock purchased.  The exercise prices of common stock warrants ranged from $0.40 to $0.50 per share.

•	Series A shares issued for services were not paid the 6% dividend and were not issued common stock purchase warrants.

The Board of Directors does not formally approve the declaration of the preferred stock dividends therefore as the checks in payment of the dividends are approved by the CEO of the Company, the dividend expense is recognized. For the years ended December 31, 2010 and 2009, the preferred stock dividend expense was $12,706 and $11,907, respectively.  The cumulative dividends required to be paid on all preferred stock sold from 2007 to 2010 is $193,848, while total dividends payments aggregated $139,793.

The preferred shares issued for services were valued using the average sales price of preferred stock sold during the year.

PETRON ENERGY SPECIAL CORP.
(Formerly Petron Energy II, Inc.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010 and 2009

9. STOCKHOLDERS’ EQUITY-continued

Common Stock

The Company is authorized to issue up to 500,000,000 shares of $0.01 par value common stock. During the years ended December 31, 2010 and 2009, 20,300 and 142,857 shares, respectively, of the Company’s common stock were issued for services, which were valued at $0.50 and $0.41 per share, respectively.  The share value was determined by averaging the sales price of the common share in each respective year.

In August 2010, the Company exchanged 6,373,239 shares of common stock for notes payable of $1,964,721 plus accrued interest of $777,712.  The exchange value was approximately $0.43 per share which was the negotiated with the owners of the notes payable.

All common stock sales from inception of the Company are the result of the exercise of common stock purchase warrants issued in conjunction with the sale of preferred stock.

Warrants

The following summarizes the stock purchase warrant transactions for the year ended December 31, 2010 and 2009.

	Number of	Weighted average
	warrants	exercise price
	#
Outstanding, December 31, 2008	1,303,266	0.40
Warrants issued	497,955	0.50
Warrants exercised	(388,125)	0.41
Warrants forfeited/expired/cancelled	(380,600)	0.40
Outstanding, December 31, 2009	1,032,496	0.50
Warrants issued	711,787	0.50
Warrants exercised	(551,000)	0.50
Warrants forfeited/expired/cancelled	(675,241)	0.50
Outstanding, December 31, 2010	518,042	0.50

10. SUBSEQUENT EVENTS

The Company’s Management has evaluated subsequent events through December 6, 2011, the date the consolidated financial statements were issued.

During the nine month period ended September 30, 2011 the Company raised $756,751 through the sale of 2,646,000 shares of common stock.  An additional $378,800 was raised by the sale of 656,938 shares of preferred stock.

On August 31, 2011, the Company entered into an agreement with Petron Energy II, Inc. to sell selected oil and gas equipment in exchange for 3,000,000 shares of that company’s restricted common stock.  The transaction was valued at $296,650 which represented the net historical accounting basis for the equipment.  The historical accounting basis was used as both companies are controlled by the majority shareholder of Petron Energy Special Corp.

PETRON ENERGY SPECIAL CORP.
(Formerly Petron Energy II, Inc.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010 and 2009

11. SUPPLEMENTAL INFORMATION ON OIL & GAS (Unaudited)

Reserve Information

The estimates of proved oil and gas reserves utilized in the preparation of the financial statements were prepared by independent petroleum engineers. Such estimates are in accordance with guidelines established by the SEC and the FASB. All of our reserves are located in the United States.

In 2009, the SEC issued its final rule on the modernization of oil and gas reporting, and the FASB adopted conforming changes to ASC Topic 932, “Extractive Industries”, to align the FASB’s reserves requirements with those of the SEC. The final rule is now in effect for companies with fiscal years ending on or after December 31, 2009.

As it affects our reserve estimates and disclosures, the final rule:

•
amends the definition of proved reserves to require the use of average commodity prices based upon the prior 12-month period rather than year-end prices (Oil - $80.00 bbl; Gas – $4.00mcf for year ended December 31, 2010);

•	expands the type of technologies available to establish reserve estimates and categories;

•	modifies certain definitions used in estimating proved reserves;

•	permits disclosure of probable and possible reserves;

•	requires disclosure of internal controls over reserve estimations and the qualifications of technical persons primarily responsible for the preparation or audit of reserve estimates;

•	permits disclosure of reserves based on different price and cost criteria, such as futures prices or management forecasts; and

•	requires disclosure of material changes in proved undeveloped reserves, including a discussion of investments and progress made to convert proved undeveloped reserves to proved developed reserves

We emphasize that reserve estimates are inherently imprecise. Accordingly, the estimates are expected to change as more current information becomes available. In addition, a portion of our proved reserves are classified as proved developed nonproducing and proved undeveloped, which increases the imprecision inherent in estimating reserves which may ultimately be produced.

PETRON ENERGY SPECIAL CORP.
(Formerly Petron Energy II, Inc.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010 and 2009

11. SUPPLEMENTAL INFORMATION ON OIL & GAS (Unaudited)-continued

The following table sets forth estimated proved oil and gas reserves together with the changes therein for the year ended December 31, 2010:	Oil	Gas
	(bbls)	(mcf)
Proved developed and undeveloped reserves
Beginning of year	96,646	148,000
Revisions of previous estimates	–	–
Improved recovery	–	–
Purchases of minerals in place	--	--
Extensions and discoveries	–	–
Production	(2,080)	–
Sales	–	–
End of Year	94,566	148,000

Proved developed reserves
Beginning of year	43,585	148,000
End of Year	36,456	148,000

Standardized measure of Discounted Future
Net Cash Flows at December 31, 2010
Future cash inflows		$8,046,536
Future production costs		(2,218,257)
Future development costs		(500,000)
Future income tax expenses		–
		5,328,279
Future net cash flows
10% annual discount for estimated
timing of cash flows		(2,399,085)

Standardized Measures of Discounted Future
Net Cash Flows Relating to Proved Oil and Gas Reserves		$2,929,194